Exhibit 10.1

COUPONS.COM INCORPORATED

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Coupons.com Incorporated (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Coupons.com Incorporated 2013 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Employee ID:

Date of Grant:

Total Number of Units:	, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.

Vesting Start Date:

Vested Units:	Except as provided in the Restricted Stock Units Agreement, or in any Superseding Agreement identified below, and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Total Number of Units by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio

	Prior to first Quarterly Vesting Date to occur after first anniversary of Vesting Start Date	0

	On first quarterly vesting date to occur after first anniversary of Vesting Start Date (the “Initial Vesting Date”)	1/4

Plus

	For each additional period of one year of the Participant’s Service from the Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/4

Superseding Agreement:	None.

Quarterly Vesting Dates:	Each first trading day of the Stock on or after the 20th calendar day of the second month of a fiscal quarter will be a Quarterly Trading Day.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice of Grant of Restricted Stock Units (“Grant Notice”) and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan have been delivered to Participant. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

COUPONS.COM INCORPORATED		PARTICIPANT

By:
	[officer name]	Signature
[officer title]
Date
Address:	400 Logue Avenue
	Mountain View, California 94043	Address

ATTACHMENTS:      2013 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement